UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2014
(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

(a)    Darden Restaurants, Inc. (the “Company”) is filing this Current Report on Form 8-K to update certain risks disclosed in the Company’s previous periodic filings with the Securities and Exchange Commission (the “SEC”) in order to reflect developments with respect to the sale of the Red Lobster business and shareholder activism. Updated risk factors specifically with respect to these matters are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

This Current Report on Form 8-K, including Exhibit 99.1 hereto, should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended May 26, 2013, the Company’s Quarterly Reports on Form 10-Q for the quarters ended August 25, 2013, November 24, 2013 and February 23, 2014 and the Company’s Current Reports on Form 8-K.

(b)    On June 30, 2014, the Company issued a press release announcing that it has commenced a cash tender offer (the “Tender Offer”) for up to $600 million aggregate principal amount of its senior notes identified in the press release (the “Notes”). A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Updates to Certain Risk Factors
99.2
News release dated June 30, 2014 entitled “Darden Announces Cash Tender Offer for up to $600,000,000 Aggregate Principal Amount of its 4.50% Senior Notes due 2021, 3.350% Senior Notes due 2022, 6.000% Senior Notes due 2035 and 6.200% Senior Notes due 2017.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

	By:	/s/ Anthony G. Morrow
Anthony G. Morrow
Date: June 30, 2014		Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Updates to Certain Risk Factors
99.2
News release dated June 30, 2014 entitled “Darden Announces Cash Tender Offer for up to $600,000,000 Aggregate Principal Amount of its 4.50% Senior Notes due 2021, 3.350% Senior Notes due 2022, 6.000% Senior Notes due 2035 and 6.200% Senior Notes due 2017.”